UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 31, 2007

Date of Report (Date of earliest event reported)

First American Capital Corporation

(Exact Name of Registrant as specified in its charter)

Kansas	0-25679	48-1187574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 S.W. First American Place

Topeka, Kansas 66604

(Address of Principal Executive Offices)

(785) 267-7077

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

(a) On January 31, 2007, Brooke Corporation (“Brooke”) exercised its Warrant to buy an additional 1,643,460 shares of common stock in First American Capital Corporation (the “Company”) for an exercise price of $447,818 (the “Warrant Shares”). In this transaction, the Company, as issuer, is selling shares of common stock to another public corporation in a private transaction, not in a public offering. As such, the Company claims exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated pursuant thereto.

Item 3.03.	Material Modification to Rights of Security Holders.

(a) On January 31, 2007, pursuant to the approval of a majority of shareholders at a special meeting, a Certificate of Amendment of the Articles of Incorporation of the Company (furnished as Exhibit 3.1 hereto) was approved (the “Amendment”). The Amendment amended and restated in its entirety “Article IV—Capital Stock” of the Company’s Articles of Incorporation to: (i) increase the number of shares of authorized Common Stock that the Company is authorized to issue from 8,000,000 shares to 25,000,000 shares; (ii) increase the number of shares of authorized Preferred Stock that the Company is authorized to issue from 550,000 shares to 1,550,000 shares; and (iii) reduce the par value of each share of Common Stock from $.10 to $.01. Holders of both the Company’s Common Stock and Preferred Stock face potential dilution of their equity interest in the Company in the event the newly authorized Common Stock shares are issued. Reduction of the par value of each share of Common Stock from $.10 to $.01 has the effect of reducing the Common Stock share price at which the Company would owe a per share liability to the Common Stockholders.

(b) On January 31, 2007, immediately following approval of the Amendment, the Company issued the Warrant Shares according to the terms outlined in Item 3.02. Issuance of the Warrant Shares increased the number of outstanding Common Stock shares of the Company, thereby reducing the value of holdings of existing stockholders, and resulted in the change of control of the Company described in Item 5.01.

Item 5.01.	Changes in Control of Registrant.

(a) Prior to Brooke’s purchase of the Warrant Shares, Brooke held 3,742,943 shares of Common Stock out of 8,000,000 shares issued and outstanding, or 46.8% of the Company’s Common Stock. On January 31, 2007, Brooke exercised its Warrant to buy the Warrant Shares as defined in Item 3.02, thereby increasing its Common Stock shares owned to 5,386,403 out of 9,643,460 shares issued and outstanding, or 55.9% of the Company’s issued and outstanding (55% on a fully diluted basis when shares subject to outstanding exercisable warrants are taken into consideration) Common Stock. Brooke paid $447,818 from its cash reserves for the Warrant Shares. Prior to Brooke’s obtainment of more than 50% of the Company’s Common Stock, no entity or individual held a greater than 50% interest in the Company.

Brooke Holdings, Inc. and the following executive officers of Brooke Corporation and/or its subsidiaries, Robert D. Orr, Leland G. Orr, Anita F. Larson, Shawn T. Lowry, Michael S. Lowry and Kyle L. Garst, have orally agreed to vote their shares of Brooke Corporation common stock together and, as a group, beneficially owned 52.57% of the common stock of Brooke Corporation as of January 31, 2007. As a control group of Brooke Corporation, such group is deemed to beneficially own all 5,386,403 shares of the Common Stock of the Company that Brooke Corporation owned as of January 31, 2007. Brooke Holdings, Inc., a holding company controlled by Robert D. Orr, owned 46.49% of the issued and outstanding shares of common stock of Brooke Corporation as of January 31, 2007, and indirectly beneficially owned 25.97% of the Common Stock of the Company issued and outstanding on that date. Robert D. Orr, a director, Chairman of the Board and Chief Executive Officer of Brooke Corporation and, as of January 31, 2007, a director, Chairman of the Board, President and Chief Executive Officer of First American Capital Corporation, beneficially owned 46.81% of the issued and outstanding shares of common stock of Brooke Corporation as of January 31, 2007 (which beneficial ownership included 100% of the shares owned by Brooke Holdings, Inc.), and indirectly beneficially owned 26.15% of the Common Stock of the Company issued and outstanding on that date. No director or executive officer of the Company who was not a director or executive officer of the Company prior to January 31, 2007, beneficially owns any of the shares of the Common Stock of the Company. No person or entity other than Brooke Corporation paid any consideration to the Company for the exercise of the Warrant.

On January 31, 2007, pursuant to the terms of the Stock Purchase Agreement (the “Agreement”) disclosed in the Company’s October 6, 2006 report on Form 8-K, Brooke accepted the previously signed but undated resignations of Edward C. Carter, Thomas M. Fogt, Kenneth L. Frahm, John G. Montgomery, Harland E. Priddle, and Gary E. Yager (the “Resigning Directors”). Paul E. Burke, Jr. and John F. Van Engelen, the members of the Board of Directors whose resignations were not tendered, then approved resolutions to reduce the number of directors to constitute the Board of Directors to six and elected Keith E. Bouchey, Richard E. Gill, Michael S. Hess and Robert D. Orr as directors to fill the director vacancies on the Board. Pursuant to the Agreement, the Board of Directors appointed an independent directors committee consisting of directors deemed to be “independent” members of the Board as that term is defined in stock exchange listing rules. Keith E. Bouchey, Paul E. Burke, Jr. and Richard E. Gill were appointed to such committee.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On January 31, 2007, the Resigning Directors identified in Item 5.01 resigned and such resignations were accepted by the remaining Board of Directors. The Board of Directors, including the newly elected directors, thereafter removed the entire slate of officers of the Company, including John Van Engelen, its President and Chief Executive Officer, and elected new officers.

(c) On January 31, 2007, Robert D. Orr was elected Chairman of the Board, President and Chief Executive Officer of First American Capital Corporation. Orr has been a director and Chief Executive Officer of Brooke Corporation since 1986 and its Chairman of the Board since 1991. John Van Engelen, previously President and Chief Executive Officer of First American Capital Corporation, was elected Chief Financial Officer of the Company on January 31, 2007, as well as President and Chief Executive Officer of First Life America Corporation, a subsidiary of the Company. Michael S. Hess, President of First Life Brokerage, Inc., a subsidiary of the Company, was elected the Company’s Vice President on January 31, 2007. Hess was President of CJD & Associates, L.L.C., a subsidiary of Brooke Corporation, from 2002 until January 2007, and President of Brooke Corporation from 1996 until 2003.

(d) On January 31, 2007, Keith E. Bouchey, Richard E. Gill, Michael S. Hess and Robert D. Orr were elected by the Company’s Board of Directors to fill the vacancies created by the resignation of the Resigning Directors. Messrs. Bouchey and Gill have each been appointed to the Audit, Compensation, Nominating and Corporate Governance, and Independent Directors Committees of the Board of Directors. Messrs. Hess and Orr have been appointed to the Executive Committee of the Board of Directors.

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01, including the exhibits furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On February 1, 2007, the Company and Brooke Corporation (Nasdaq: BXXX) issued a joint press release entitled “Brooke Corporation and First American Capital Corporation Complete Stock Transaction.” A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that plans relating to the relationship between Brooke Corporation and First American Capital Corporation and the transaction will be successfully implemented, uncertainties associated with the use of proceeds from this transaction or any profits generated from business operations, the uncertainty as to the effect of the transaction on the companies’ financial results, the uncertainty that Brooke Corporation or First American Capital Corporation will achieve short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the products and services of Brooke Corporation or First American Capital Corporation, the impact of competitive products and pricing, the dependence by the parties to the transaction on third-party suppliers and their pricing, the ability of the parties to the transaction to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation and/or First American Capital Corporation with the Securities and Exchange Commission. More complete descriptions of the businesses of Brooke Corporation and First American Capital Corporation are provided in their most recent annual, quarterly and current reports, which are available from the companies without charge or at www.sec.gov.

Item 9.01.	Exhibits.

(d) Exhibits

3.1	Certificate of Amendment for First American Capital Corporation Articles of Incorporation dated as of January 31, 2007, is attached hereto as Exhibit 3.1.

99.1	Joint Press Release issued by First American Capital Corporation and Brooke Corporation, dated February 1, 2007, entitled “Brooke Corporation and First American Capital Corporation Complete Stock Transaction,” is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First American Capital Corporation

Date: February 2, 2007

	By:	/s/ Robert D. Orr
	Name:	Robert D. Orr
	Title:	Chairman of the Board, President and Chief Executive Officer